Exhibit 99.2

Contacts:

Media
Adam Kress
(602) 760-6252
Adam.Kress@honeywellaerospace.com

Honeywell Aerospace to build new state-of-the-art manufacturing facility in Arizona to support growing commercial and defense demand

New facility planned for Tempe campus will create approximately 600 jobs, and support current and next-generation aviation technologies and high-priority defense programs

PHOENIX, October 28, 2026 – Honeywell Aerospace (NASDAQ: HONA) today announced a major expansion of its manufacturing facilities, strengthening the company's ability to meet growing demand across current and next-generation commercial aviation and defense programs.

The new $500 million, 300,000 square foot Tempe, Arizona facility will include an integrated digital production system, modular robotics, automated inspection, digital twins, and be powered by an end-to-end digital thread. This Honeywell Aerospace from-the-ground-up manufacturing facility investment will support the largest commercial and defense customers in aerospace and defense.

"Demand for Honeywell Aerospace technologies continues to accelerate across both commercial and defense markets, and this major investment ensures we can continue delivering for our customers while unlocking long-term growth for our shareholders," said Jim Currier, president and chief executive officer of Honeywell Aerospace. “This is an example of how our recent spin into an independent, publicly-traded Honeywell Aerospace allows us to make decisions and investments that support our growth and the future of aviation and defense.”

The new facility, near the company’s global headquarters, will create supply chain resilience by adding internal complex machining capability – a key area of the supply base that is currently constrained – while establishing a more vertically integrated production system for the next generation of products including Assure advanced actuation systems and Attune vapor cycle cooling subsystems.

Opening in late 2028, the advanced manufacturing facility will support customers’ growth on current programs, $15 billion in Control Systems new program wins, and the future of aviation. The expansion will also provide critical capacity growth to support priority production of critical defense technologies included in the supplier framework agreement the company signed with the Department of War in March.

The facility will create approximately 600 jobs, increasing the company’s engineering depth and its skilled workforce.

"Arizona has been at the heart of our innovation and manufacturing operations for decades,” Currier continued. “Expanding on our existing Tempe campus with this state-of-the-art new facility reinforces our commitment to this great state, our employees and the Arizona workforce, as well as the customers around the world who depend on Honeywell Aerospace technologies every day."

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About Honeywell Aerospace
Honeywell Aerospace (Nasdaq: HONA) is an independent global aerospace and defense company whose critical technologies are broadly deployed on the world’s leading commercial air transport, business aviation, defense and space platforms. These integrated solutions enable safer, more efficient and more reliable missions. Headquartered in Phoenix, Arizona, the company employs more than 36,000 people globally and supports more than 10,000 customers. With a broad portfolio spanning avionics and navigation systems, engines and power systems, and control systems for aircraft, Honeywell Aerospace combines commitment and deep engineering expertise to drive innovation and long-term value for the aerospace industry. For more information, visit www.honeywellaerospace.com or follow Honeywell Aerospace on LinkedIn

Forward-looking statements
The discussions in the release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, estimates, forecasts, or anticipates will or may occur in the future. They are based on management's assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, customer demand, and other relevant factors, many of which are difficult to predict and outside of our control.

These forward-looking statements should be considered in light of the information included in this release with our filings with the Securities and Exchange Commission. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. Any forward-looking plans described herein are not final and may be modified or abandoned at any time. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law.